EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AMC Entertainment Inc. of our report dated June 21, 2004, except for Note 17 as to which the date is July 30, 2004, relating to the financial statements, which appears in AMC Entertainment Inc.'s Annual Report on Form 10-K/A for the year ended April 1, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
October 14, 2004